Exhibit 23.3


                               CONSENT OF COUNSEL


We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Rockwell Collins, Inc. in respect of the Rockwell Collins Retirement Savings Plan for Salaried Employees.

                                             /s/ Chadbourne & Parke LLP


30 Rockefeller Plaza
New York, New York 10112
December 19, 2002